Exhibit 3.18

CERTIFICATE OF FORMATION

OF

HTRF VENTURES, LLC

This Certificate of Formation of HTRF Ventures, LLC Is being duly executed and filed by a natural authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST.  The name of the limited liability company formed hereby is HTRF Ventures, LLC (the “Company”).

SECOND.  The address of the registered office of the Company in the State of Delaware is c/o National Corporate Research, Ltd., 615 South DuPont Highway, Dover, County of Kent, Delaware 19901.

THIRD.  The name and address of the registered agent for service of process on the Company in the State of Delaware is National Corporate Research, Ltd., 615 South DuPont Highway, Dover, County of Kent, Delaware 19901.

FOURTH.  The effective date of the formation of the Company shall be upon filing with the Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 27th day of August, 2001.

/s/ O. Denny Kwon
O. Denny Kwon, Authorized Person

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

HTRF Ventures, LLC

HTRF Ventures, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1.                                      The name of the limited liability company is HTRF Ventures, LLC.

2.                                      The certificate of formation of the company is hereby amended by striking out Article 2 thereof and by substituting in lieu of said Article the following new Article:

“2.  The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, County of Kent, Delaware 19901.”

Executed on February 2, 2004.

/s/ Joanne Hawkins
Joanne Hawkins, Authorized Person